UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2013

INTERSECTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50580 (Commission File Number)	54-1956515 (IRS Employer Identification No.)

3901 Stonecroft Boulevard
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

On May 15, 2013, Intersections Inc. (the “Company”) held its annual meeting of stockholders. Matters voted on at the annual meeting and the results thereof were as follows:

	For	Withheld	Broker Non-Votes
1. Directors

Michael R. Stanfield	13,691,017	198,901	3,177,692
John M. Albertine	13,459,542	430,376	3,177,692
Thomas G. Amato	13,725,731	164,187	3,177,692
James L. Kempner	13,497,050	392,868	3,177,692
Thomas L. Kempner	13,630,487	259,431	3,177,692
David A. McGough	12,318,043	1,573,275	3,176,292
Norman N. Mintz	13,002,005	889,313	3,176,292
William J. Wilson	13,685,000	204,918	3,177,692

	For	Against	Abstain	Broker Non-Votes
2. An advisory vote on executive compensation	13,224,216	597,085	68,614	3,177,695

	Every One Year	Every Two Years	Every Three Years	Abstain	Broker Non-Votes
3. An advisory vote on the frequency of the advisory vote on executive compensation	5,373,978	7,661,465	739,410	115,061	3,177,696

	For	Against	Abstain	Broker Non-Votes
4. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2013	16,983,295	44,287	40,027	–

After considering the results of the vote on the frequency of the advisory vote on executive compensation, the Board of Directors determined to hold an annual advisory vote on executive compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 17, 2013

INTERSECTIONS INC.

By:	/s/ Neal Dittersdorf
Name:	Neal Dittersdorf
Title:	Executive Vice President